RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       SPYGLASS ENTERTAINMENT GROUP, INC.


        Spyglass Entertainment Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

1. The original name of the Corporation was Spyglass Entertainment, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 8, 2000, and amended on November 9, 2000. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 6, 2001.

2. In accordance with Sections 141(f), 228(a), 242 and 245 of the General Corporation Law of the State of Delaware, the Board of Directors and the Stockholders of the Corporation by written consent dated February 7, 2001, duly adopted and approved resolutions amending and restating the Corporation's Certificate of Incorporation, declaring such amendment and restatement advisable.

3. This Restated Certificate of Incorporation of the Corporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby amended and restated to read in its entirety as follows:

FIRST: The name of this corporation is Spyglass Entertainment Group, Inc. (the "Corporation").

SECOND: The address of the registered office of the Corporation in the State of Delaware is c/o National Registered Agents, Inc., 9 East Loockerman Street, City of Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is National Registered Agents, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 to the Delaware Code (the "GCL").

FOURTH: The Corporation is authorized to issue one class of shares designated Common Stock, par value $.00l per share. The total number of shares of Common Stock which the Corporation shall have authority to issue is 100,000,000.

FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the bylaws of the Corporation, the Board of Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. Election of directors need not be by written ballot unless the bylaws so provide.

SIXTH: The Board of Directors is authorized to make, adopt, amend, alter or repeal the bylaws of the Corporation. The stockholders shall also have power to make, adopt, amend, alter or repeal the bylaws of the Corporation.

SEVENTH: To the fullest extent permitted by the GCL as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damage for breach of fiduciary duty as a director. If the GCL is amended after the date of the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended from time to time. No amendment or repeal of this Article shall adversely affect any right or protection of a director of the Corporation provided hereunder with respect to any act or omission occurring prior to such amendment or repeal.

        The Corporation shall indemnify to the fullest extent permitted by the GCL as the same exists or may hereafter be amended, any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person, or his or her testator or intestate, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or enterprise. Nothing contained herein shall affect any rights to indemnification to which any person may be entitled by law. No amendment or repeal of this Article shall adversely affect any right to indemnification provided hereunder with respect to any act or omission occurring prior to such amendment or repeal.

        In furtherance and not in limitation of the powers conferred by statute:

               (i) this Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify against such liability under the provisions of law; and

               (ii) this Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

        Any repeal or modification of the foregoing provisions of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

EIGHTH: The stockholders of the Corporation may not take action by written consent in lieu of a meeting but must take any such action at a duly called annual or special meeting. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President of the Corporation.

NINTH: The number of directors which constitute the entire Board of Directors shall be as specified in the bylaws of the Corporation. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term of which they are elected and until their successors have been duly elected and qualified; except that if any such election shall


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


not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the GCL.

        Effective as of the date of the first regularly scheduled annual meeting of the stockholders following the date (the "Effective Date") on which the Corporation first becomes subject to the periodical and other reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class
III. The term of office of the initial Class I directors shall expire at the second annual meeting of the stockholders following the Effective Date, the term of office of the initial Class II directors shall expire at the third annual meeting of the stockholders following the Effective Date and the term of office of the initial Class III directors shall expire at the fourth annual meeting of the stockholders following the Effective Date. At each annual meeting of stockholders, commencing with the second regularly-scheduled annual meeting of stockholders following the Effective Date, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified.

        If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        Any director may be removed from office by the stockholders of the Corporation only for cause.

        Vacancies occurring on the Board of Director for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the Class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of this Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote, but in addition to any vote of the holders of any class or series thereof of the stock of this Corporation required by law of this Restated Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, repeal or adopt any provision contained in this Restated Certificate of Incorporation which is inconsistent with (i) Article SIXTH, (ii) Article EIGHTH, (iii) Article NINTH, and (iv) this Article TENTH.


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        IN WITNESS WHEREOF, the undersigned has duly executed this Restated
Certificate of Incorporation in the name and on behalf of Spyglass Entertainment Group, Inc. on the 7th day of February 2001, and the statements contained herein are affirmed as true under penalty of perjury.


                                        /S/ GARY BARBER
                                        ---------------------------------------
                                        Gary Barber
                                        Co-Chairman and Chief Executive Officer